Registration No.
_______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
             __________________________________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                         ____________________________

              Delaware                                          22-1970303
-------------------------------------------------------------------------------
   (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                                 1830 Route 130
                          Burlington, New Jersey 08016
-------------------------------------------------------------------------------
                   (Address of Principal Executive Offices)

                BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
                          401(k) PROFIT SHARING PLAN
-------------------------------------------------------------------------------
                           (Full title of the plan)

                              Paul C. Tang, Esq.
                               General Counsel
               Burlington Coat Factory Warehouse Corporation
                                1830 Route 130
                          Burlington, New Jersey  08016
-------------------------------------------------------------------------------
                   (Name and address of agent for service)

                                (609) 387-7800
-------------------------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                       Calculation of Registration Fee
-------------------------------------------------------------------------------
                                      Proposed    Proposed
                                      Maximum     Maximum
                                      Offering    Aggregate    Amount of
Title of Securities     Amount to be  Price per   Offering     Registration
to be Registered        Registered    Share (2)   Price (2)    Fee (2)
-------------------------------------------------------------------------------

Common Stock              50,000      $18.85      $942,250     $285.53
par value $1.00
per share
-------------------------------------------------------------------------------

[FN]
(1) This Registration Statement also relates to an indeterminate number of additional shares of Common Stock that may be issuable as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c). The maximum aggregate offering price is based on 50,000 shares available for issuance under the 401(k) Profit Sharing Plan, multiplied by the average of the high and low sales prices of such securities on the New York Stock Exchange on November 25, 1997.


                                             Page 1 of 14


            INFORMATION REQUIRED IN THE REGISTRATION  STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        There are hereby incorporated by reference: (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1997; (ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1997; and (iii) the description of the Registrant's Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A dated November 19, 1984 and the section entitled "Description of Capital Stock" of the Company's prospectus dated
June 9, 1983 filed pursuant to Rule 424(b) of the Securities Act.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.  See instructions to Item 4.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Certain legal matters with respect to the offering of the Common Stock registered hereby have been passed upon by Paul C. Tang, Esq., General Counsel of the Registrant. Mr. Tang is an employee of the Registrant and may receive securities under the Registrant's 401(k) Profit Sharing Plan registered hereby.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Registrant's Certificate of Incorporation requires the Registrant to indemnify its directors and officers to the fullest extent permitted by Delaware law.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.


                                                  Page 2 of 14


Item 8.   Exhibits                                                     Page No.
-------   --------                                                     --------

   4      Burlington Coat Factory Warehouse Corporation 401(k)
          Profit Sharing Plan (As Amended and Restated Effective
          as of June 29, 1997)                                            1/
                                                                          --
   5      Opinion and Consent of Paul C. Tang, Esq.                       8

 24.1     Consent of Paul C. Tang, Esq.                             included in
                                                                     Exhibit 5

 24.2     Consent of Deloitte & Touche LLP                               11

 25       Power of Attorney                                              13

  1/      Incorporated by reference to the exhibits filed with
  -- the Company's Annual Report on Form 10-K for the year ended June 28, 1997, file no. 1-8739.



ITEM 9.   REQUIRED UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
Statement.    Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by



                                             Page 3 of 14



those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






                                             Page 4 of 14



     Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto authorized, in the City of Burlington, State of New Jersey, on this 25th day of November, 1997.

                              Burlington Coat Factory Warehouse Corporation 401(k) Profit Sharing Plan


By:             *                             By:              *
   ------------------------------                ------------------------------
   Henrietta Milstien, Trustee                   Monroe G. Milstein, Trustee
   Burlington Coat Factory                       Burlington Coat Factory
   Warehouse Corp.                               Warehouse Corp.
   401(k) Profit Sharing Plan                    401(k) Profit Sharing Plan


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on November 25, 1997.

                                 Burlington Coat Factory Warehouse Corporation
                                                 (Registrant)


                                  By:              *
                                     ------------------------------------------
                                       Monroe G. Milstein, President


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     Name                                      Title
     ----                                      -----

         *
------------------------            Chairman of the Board of Directors,
Monroe G. Milstein                     President and Chief Executive Officer
                                       (principal executive officer)

         *
------------------------             Vice President, Secretary and Director
Henrietta Milstein


         *
------------------------             Vice President and Director
Andrew R. Milstein


                                                  Page 5 of 14




     Name                                        Title
     ----                                        -----

         *
-----------------------               Vice President and Director
Stephen E. Milstein


         *
-----------------------               Vice President and Director
Mark A. Nesci


         *
-----------------------               Controller (Principal Accounting Officer)
Robert L. LaPenta, Jr.


         *
-----------------------               Director
Harvey Morgan


         *
-----------------------               Director
Irving Drillings


*By:  /s/  Paul C. Tang
    -----------------------
        Paul C. Tang
        (Attorney-in-fact)


Date: November 25, 1997




                                                  Page 6 of 14




                               EXHIBIT INDEX


Exhibit No.   Description                                           Page No.
-----------   -----------                                           --------

   4          Burlington Coat Factory Warehouse Corporation 401(k)
              Profit Sharing Plan (As Amended and Restated Effective
              as of June 29, 1997)                                     1/

   5          Opinion and Consent of Paul C. Tang, Esq.                8

   24.1       Consent of Paul C. Tang, Esq.                       included in
                                                                   Exhibit 5

   24.2       Consent of Deloitte & Touche LLP                        11

   25         Power of Attorney                                       13

    1/ Incorporated by reference to the exhibits filed with the Company's Annual Report on Form 10-K for the year ended June 28, 1997, file no. 1-8739.






                                                    Page 7 of 14




                                EXHIBIT 5
                                ---------














                                                    Page 8 of 14




                                              November 25, 1997

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

     RE:  Burlington Coat Factory Warehouse Corporation
          401(k) Profit Sharing Plan

Ladies and Gentlemen:

     I am General Counsel of Burlington Coat Factory Warehouse Corporation
(the "Company"), and I have represented the Company in connection with the preparation of the Registration Statement on Form S-8 of the Company relating to 50,000 shares of Common Stock, $1.00 par value per share (the "Shares"), of the Company being registered for offer and sale pursuant to the Burlington Coat Factory Warehouse Corporation 401(k) Profit Sharing Plan (the "Plan").

     I have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Plan and such other corporate documents and records as I have deemed necessary in order to render the opinion set forth below.

     Based upon the foregoing, and subject to the qualification that I am admitted to the practice of law in the State of New York and the State of New Jersey and do not purport to be expert in the laws of any jurisdiction other than the State of New York and the State of New Jersey and the federal laws of the United States, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. The Shares being offered under the Plan, when issued in accordance with and pursuant to the Plan, will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,


                                         /s/ Paul C. Tang
                                          Paul C. Tang,
                                          General Counsel

PCT/jh
                                                  Page 9 of 14



                                EXHIBIT 24.2
                                ------------














                                                  Page 10 of 14




INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Registration Statement of Burlington Coat Factory Warehouse Corporation and subsidiaries on Form S-8 of our report dated September 8, 1997, appearing in the Annual Report on Form 10-K of Burlington Coat Factory Warehouse Corporation and subsidiaries for the year ended June 28, 1997.


/s/ Deloitte & Touche
DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

November 21, 1997









                                                   Page 11 of 14


                                 EXHIBIT 25
                                 ----------









                                                  Page 12 of 14




                               POWER OF ATTORNEY


          Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the "Company"), Burlington Coat Factory Warehouse Corporation 401(k) Profit Sharing Plan and each of the undersigned officers and directors of the Company, hereby constitute and appoint Monroe G. Milstein, Henrietta Milstein and Paul
C. Tang, jointly and severally, with full power of substitution and revocation, their true and lawful attorneys-in-fact and agents, for them and on their behalf and in their respective names, places and steads, in any and all capacitates to sign, execute and affix their respective seals thereto and file any and all documents relating to the proposed registration of up to 50,000 (and such additional amounts as may be authorized by the Board of Directors of the Company from time to time) shares of Common Stock, $1.00 par value per share, that may be issued pursuant to purchases made under the Burlington Coat Factory Warehouse Corporation 401(k) Profit Sharing Plan, including, without limitation, a registration statement under the Securities Act of 1933, as amended, including any amendments thereto on behalf of the Company, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as they might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          This Power of Attorney may be executed in counterparts.

          IN WITNESS WHEREOF, Burlington Coat Factory Warehouse Corporation has caused this Power of Attorney to be executed in its name by its President and its corporate seal to be affixed and attested by its Secretary, and the undersigned officers and directors have hereunto set their hand as of this 6th day of November, 1997.

                                      BURLINGTON COAT FACTORY
                                        WAREHOUSE CORPORATION


                                      By: /s/ Monroe G. Milstein
                                         -----------------------------------
                                         Monroe G. Milstein, President


  [CORPORATE SEAL]


                                             Page 13 of 14



 Attest


 /s/ Henrietta Milstein
---------------------------------
 Henrietta Milstein, Secretary

     IN WITNESS WHEREOF, the following persons have executed this Power of Attorney in their respective capacities set forth below as of the 6th day of November, 1997.

 /s/ Monroe G.  Milstein                      /s/ Henrietta Milstein
----------------------------------            ---------------------------------
 Monroe G. Milstein, Chairman                 Henrietta Milstein, Vice-
  of the Board, President, and                 President, Secretary and
  Chief Executive Officer                      Director
  (Principal Executive Officer)

 /s/ Andrew R.  Milstein                      /s/ Stephen E.  Milstein
---------------------------------             ---------------------------------
 Andrew R. Milstein, Vice-                    Stephen E. Milstein, Vice-
  President and Director                       President and Director

 /s/ Mark A. Nesci                            /s/ Robert L. LaPenta, Jr.
---------------------------------             ---------------------------------
 Mark A. Nesci, Vice-President                Robert L. LaPenta, Jr., Controller
  and Director                                 (Principal Accounting Officer)

 /s/ Harvey Morgan                            /s/ Irving Drillings
---------------------------------             ---------------------------------
 Harvey Morgan, Director                      Irving Drillings, Director

     IN WITNESS WHEREOF, the Burlington Coat Factory Warehouse Corporation 401(k) Profit Sharing Plan has duly caused this Power of Attorney to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on the 20th day of November, 1997.

By: /s/ Henrietta Milstein                      By: /s/ Monroe G. Milstein
---------------------------------               -------------------------------
   Henrietta Milstein, Trustee                     Monroe G. Milstein, Trustee
   Burlington Coat Factory                         Burlington Coat Factory
   Warehouse Corp.                                 Warehouse Corp.
   401(k) Profit Sharing Plan                      401(k) Profit Sharing Plan






                                                Page 14 of 14